UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 2006


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                              93-0926999
(State of other Jurisdiction                               (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                             52241
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated April 17, 2006 with respect to the Company's financial results for the quarter ended March 31, 2006.

Item 2.02.   Results of Operations and Financial Condition.

     On April 17, 2006, Heartland Express, Inc. announced its financial results for the quarter ended March 31, 2006. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                              HEARTLAND EXPRESS, INC.

Date: April 17, 2006                          BY:/s/ John P. Cosaert
                                              ----------------------
                                              JOHN P. COSAERT
                                              Vice-President
                                              Finance and Treasurer

                                Exhibit No. 99.1


Monday, April 17, 2006, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the First Quarter of 2006.

CORALVILLE, IOWA - April 17, 2006 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended March 31, 2006. Operating revenues for the quarter increased 13.8% to $135.0 million from $118.7 million in the first quarter of 2005. Net income increased 30.8% to $19.7 million from $15.1 million in the 2005 period. Earnings per share were $0.27 compared to $0.20 for the first quarter of 2005, a 35.0% increase.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 79.2% and a 14.6% net margin. The Company ended the first quarter with cash, cash equivalents, and short-term investments of $321.7 million, a $34.1 million increase from the $287.6 million reported on December 31, 2005. During the quarter the Company generated $39.7 million net cash flow from operations, a 20.7% increase over the first quarter of 2005. The Company's balance sheet continues to be debt-free.

Operating results for the first quarter were favorably impacted by gains primarily from the trade of revenue equipment. Effective July 1, 2005 gains from the trade of revenue equipment are being recognized in operating income in compliance with Statement of Financial Accounting Standards No. 153, "Accounting for Non-monetary Transactions". Prior to July 1, 2005 gains from the trade-in of revenue equipment were deferred and presented as a reduction of the depreciable basis of new revenue equipment. Operating results for the quarter were favorably impacted by $2.7 million from gains on the trade-in of revenue equipment, net of the associated increase in depreciation expense as a result of the higher depreciable basis of traded revenue equipment acquired since July 1, 2005. As a result of these gains earnings per share was positively impacted $0.02 per share for the quarter ended March 31, 2006.

The Company's replacement of its tractorfleet entered its third and final year. The Company began taking delivery of new 2007 Internationals in March. The average age of the Company's tractor fleet was 1.6 years at March 31, 2006, with 71% of the fleet comprised of 2005 or newer model year Internationals. The fleet replacement will continue throughout the year and is scheduled to be completed by December 31, 2006. The Company also began the upgrade of its trailer fleet in the first quarter with the purchase of 2007 Wabash trailers as replacements for its 2001 models. The Company took delivery of 91 new tractors and 335 new trailers during the quarter.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $1.5 million at the rate of $0.02 per share was paid on April 3, 2006 to shareholders of record at the close of business on March 23, 2006. The Company has now paid eleven consecutive quarterly cash dividends.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.




                        Contact: Heartland Express, Inc.
                      John Cosaert, Chief Financial Officer
               Mike Gerdin, Vice President of Regional Operations
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                 Three months ended
                                                      March 31,
                                            2006                       2005
                                       --------------            --------------
OPERATING REVENUE                      $  134,999,299            $  118,677,472
                                       --------------            --------------
OPERATING EXPENSES:

  Salaries, wages, benefits            $   46,370,582            $   42,716,841

  Rent and purchased transportation         6,199,672                 7,712,212

  Operations and maintenance                2,946,733                 2,572,310

  Fuel                                     32,961,018                25,561,638

  Taxes and licenses                        2,067,167                 2,075,290

  Insurance and claims                      4,086,849                 2,832,265

  Communications and utilities                952,339                   698,877

  Depreciation                             10,177,659                 8,388,684

  Other operating expenses                  4,197,629                 4,234,394

  Gain on disposal of
  property and equipment                   (3,059,237)                 (181,342)
                                       --------------            --------------
                                       $  106,900,411            $   96,611,169
                                       --------------            --------------
       Operating income                $   28,098,888            $   22,066,303

  Interest income                           2,505,947                 1,335,225
                                       --------------            --------------
  Income before income taxes           $   30,604,835            $   23,401,528

  Federal and state income taxes           10,864,684                 8,307,543
                                       --------------            --------------
  Net income                           $   19,740,151            $   15,093,985
                                       ==============            ==============

  Earnings per share                   $         0.27            $         0.20
                                       ==============            ==============
  Weighted average shares
  outstanding                              73,821,500                75,000,000
                                       ==============            ==============
  Dividends declared per share         $         0.02            $         0.02
                                       ==============            ==============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS
                                          March 31,               December 31,
                                            2006                      2005
                                       --------------            --------------
                                         (unaudited)
CURRENT ASSETS

  Cash and cash equivalents            $    5,942,323            $    5,366,929
  Short-term investments                  315,781,320               282,255,377
  Trade receivables                        41,340,251                42,860,411
  Prepaid tires                             3,847,890                 3,998,430
  Other prepaid expenses                    3,467,847                   304,667
  Deferred income taxes                    29,258,000                28,721,000
                                       --------------            --------------
    Total current assets               $  399,637,631            $  363,506,814
                                       --------------            --------------

PROPERTY AND EQUIPMENT                 $  288,160,405            $  281,710,956
  Less accumulated depreciation            88,008,975                81,204,416
                                       --------------            --------------
                                       $  200,151,430            $  200,506,540
                                       --------------            --------------
OTHER ASSETS                           $    9,471,941            $    9,494,571
                                       --------------            --------------
                                       $  609,261,002            $  573,507,925
                                       ==============            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable & accrued
    liabilities                        $   15,388,124            $   10,572,525
  Compensation & benefits                  13,521,323                12,629,831
  Income taxes payable                     19,079,773                 8,064,947
  Insurance accruals                       54,183,611                53,631,471
  Other accruals                            7,587,570                 7,345,499
                                       --------------            --------------
    Total current liabilities          $  109,760,401            $   92,244,273
                                       --------------            --------------
DEFERRED INCOME TAXES                  $   47,891,000            $   48,012,000
                                       --------------            --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Capital stock: common, $.01 par
  value; authorized 395,000,000
  shares; issued and
  outstanding 73,821,500               $      738,215            $      738,215
  Additional paid-in capital                   94,228                       - -
  Retained earnings                       450,777,158               432,952,138
                                       --------------            --------------
                                       $  451,609,601            $  433,690,353
  Less unearned compensation                      - -                  (438,701)
                                       --------------            --------------
                                       $  451,609,601            $  433,251,652
                                       --------------            --------------
                                       $  609,261,002            $  573,507,925
                                       ==============            ==============


                                 END OF REPORT